                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-b(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11( c ) or ss. 240.14a-12

                              VSI ENTERPRISES, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:________
     2)  Aggregate number of securities to which transaction applies:___________
     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 __________________________________
     4)  Proposed maximum aggregate value of transaction: ______________________
     5)  Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid: _______________________________________________
    2)   Form, Schedule or Registration No.: ___________________________________
    3)   Filing Party: _________________________________________________________
    4)   Date Filed: ___________________________________________________________


================================================================================

    1 Set forth amount on which the filing fee is calculated and state how it was determined

May 10, 1999

Dear Shareholders:

Following this letter you will find the proxy statement for the 1999 Annual Meeting of Shareholders of VSI Enterprises, Inc. Please carefully read the entire proxy statement and accompanying Annual Report, and vote your shares either on the enclosed proxy card, via the Internet or by telephone, as detailed in the instructions on the card.

I ask that you pay special attention to proxy agenda items 2 and 3, in which we are requesting an amendment to the Company's Certificate of Incorporation for the purpose of increasing the number of authorized shares of common stock. Approval of agenda item 2 will provide the Company with 8,000,000 additional shares of common stock, which will be sufficient to permit the Company to complete, subject to certain conditions, a restructuring of its outstanding indebtedness. Approval of agenda item 3 will provide the Company with 25,000,000 additional shares of common stock, which, after giving effect to the shares proposed to be issued in the debt restructuring, will provide the Company with 17,000,000 additional shares of common stock to pursue acquisitions, financings and other corporate transactions. THE BOARD OF DIRECTORS AND SENIOR MANAGEMENT OF THE COMPANY BELIEVE IT IS ESSENTIAL, FOR THE SURVIVAL AND PROSPERITY OF THE COMPANY, THAT BOTH OF THESE AGENDA ITEMS BE APPROVED BY SHAREHOLDERS.

REGARDING AGENDA ITEM 2

The Company has undertaken a restructuring of its business operations and balance sheet which, when fully implemented, are intended to achieve profitable operations, generate positive cash flows and improve prospects for raising additional equity capital, all of which are essential for increasing the value of your shares. Thus far, under the leadership of President & CEO Judi North, VSI has closed an unprofitable subsidiary, drastically reduced operating expenses, written off impaired and under-performing assets and improved marketing efforts and sales management. Perhaps most importantly, VSI has developed an entrepreneurial persona, which makes the Company more realistic about its current situation and opportunistic with respect to its core capabilities.

As announced on April 22, 1999 (and as is detailed under "Agenda Item Two" in the accompanying proxy statement), the Company has entered into an agreement with the holder of its $900,000 term note due May 16, 1999, that, if consummated, will enable the Company to retire this debt and to regain control of its patents, which are being held as collateral for the note. The agreement replaces the existing debt with cash and equity, the latter in the form of new shares of VSI common stock. The agreement is conditioned upon, among other things, the conversion of at least $1 million in VSI's other long-term debt to new shares of VSI common stock, and the completion of a $1 million private placement of VSI common stock. Warrants to purchase shares of VSI common stock will also be issued to all participants in the debt restructuring.

These shares will not be eligible for resale for 12 months, unless the share price of the Company's stock reaches $1.25 before that time. Also, at no time can more than 10% of the issued shares be sold in a 30-day period. Thus, while the number of outstanding shares of VSI common stock will increase if these transactions are completed, we have attempted to minimize any short-term disruption in the market for the Company's common stock. We believe this protects existing shareholders without placing an unreasonable burden on the participants in the debt restructuring.

By closing the transactions described above, VSI will realize two extremely important accomplishments. First, VSI can meet its financial obligations and avoid having to seek protection under federal bankruptcy laws. Second, VSI will regain control of the patented technology underlying its Omega(TM) product line. Should VSI default on the $900,000 term note, the note holder will have the right to sell these patents. There can be no assurance that any subsequent owner of these patents would license this technology to VSI, thus rendering the Company unable to sell and service its videoconferencing products.
                                     (OVER)

In summary, VSI MUST CLOSE THESE RESTRUCTURING TRANSACTIONS IN ORDER TO SURVIVE AND PROSPER, AND THEREFORE MUST RECEIVE SHAREHOLDER APPROVAL AUTHORIZING THE INCREASE IN COMMON SHARES, AS PROPOSED IN AGENDA ITEM 2.

REGARDING AGENDA ITEM 3

As stated above, the Board of Directors and VSI's management team have worked diligently to develop a business strategy that is both realistic and opportunistic. VSI's core competency is solving for its customers complex telecommunications problems, not manufacturing and selling "in-a-box" videoconferencing systems, a strategy VSI previously pursued. Because VSI depends, in part, on technology purchased from its competitors, the Company cannot be competitive at the same gross margin unless the application is sufficiently complex so as to require significant customization. The Omega(TM) software enables VSI to integrate complex, multimedia conferencing technologies at a lower cost and with better results than can the competition.

VSI is focusing on high-end applications and exploring alternative uses of its core technology capabilities. Additionally, more attention is being placed on other appropriate opportunities, including possible future acquisitions that would be accretive to earnings per share.

Which brings me to my point: VSI cannot capitalize on its core strengths if its hands are tied due to financing constraints. VSI must be able to make appropriate acquisitions, raise working capital and attract new management team members by issuing additional shares. Accordingly, agenda item 3 seeks shareholder approval to increase the number of authorized common shares beyond those required under agenda item 2. This authorization will allow the Company to complete the restructuring transactions described under agenda item 2 and give VSI the flexibility to pursue such other opportunities in a timely and efficient fashion, without having to call a special shareholders' meeting.

Now is not the time for this Company to fail. Our customer base includes many sophisticated, satisfied clients who are planning to add to their videoconferencing networks, and our pipeline of qualified prospects is larger than ever. Our Omega(TM) architecture continues to be the standard of excellence in the high-end market, and we are aggressively evaluating other applications and opportunities to utilize or license Omega's(TM) underlying technology. While we have a long way to go, we believe that with the steps that have and are being taken, the Company can become profitable at some point in 1999, for the first time in five years.

As your new Chairman, I believe there is a future for this Company and an opportunity to increase its value to you, our shareholders. I am committed to bringing together and maintaining the right team of management, employees, directors and advisors necessary to make this happen.

I ASK YOUR HELP IN ACHIEVING THESE GOALS BY VOTING IN FAVOR OF ALL AGENDA ITEMS ON THE ENCLOSED PROXY. I also encourage you to attend our Annual Meeting of Shareholders, on Friday, June 11, 1999.


Very truly yours,

/s/ Larry M. Carr

Larry M. Carr
Chairman of the Board -- VSI Enterprises, Inc.

                             VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1999


         The annual meeting of shareholders of VSI Enterprises, Inc. (the "Company") will be held on Friday, June 11, 1999 at 10:00 a.m., at the Company's offices, 5801 Goshen Springs Road, Norcross, Georgia 30071, for the following purposes:

         (1) To elect four (4) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

         (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares, which will allow the Company to complete the debt restructuring transactions described in the accompanying Proxy Statement;

         (3) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 40,000,000 shares, which will allow the Company to complete the debt restructuring transactions described in the accompanying Proxy Statement and would result in approximately
                  17,000,000 additional shares of common stock being available for future issuance by the Company; and

         (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 15, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly; you may also vote by telephone according to the directions on the proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                    By Order of the Board of Directors,

                                    /s/ Larry M. Carr

                                    Larry M. Carr, Chairman of the Board


Norcross, Georgia
May 10, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071


                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 11, 1999

                             -----------------------
                                 PROXY STATEMENT
                             -----------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of VSI Enterprises, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Friday, June 11, 1999, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. The Company may also use the services of a proxy solicitation firm in connection with the solicitation of proxies. Although the exact cost of these services is not known at this time, it is anticipated that the cost will not exceed $5,000. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 10, 1999. The address of the principal executive offices of the Company is 5801 Goshen Springs Road, Norcross, Georgia 30071.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below to constitute the entire Board of Directors and for adoption of both proposals to increase in the number of authorized shares of Common Stock. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether the proposals to amend the Certificate of Incorporation have received sufficient votes for adoption. Since approval of an amendment to the Certificate of Incorporation requires the affirmative vote of holders of a majority of shares outstanding, a shareholder who fails to return a proxy or who abstains from voting on the proposals in his proxy will have functionally voted against the proposals.

         The record of shareholders entitled to vote at the annual meeting was taken on April 15, 1999. On that date the Company had outstanding and entitled to vote 12,300,144 shares of common stock, par value $.001 per share (the "Common Stock"), with each share of Common Stock entitled to one vote.

         All share and per share amounts included in this proxy statement have been adjusted to reflect the effects of a 1-for-4 reverse split of the Company's Common Stock, effected on January 15, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company;
(iii) the Named Executive Officers (as defined herein); and (iv) all directors and executive officers of the Company as a group.

                                            Shares
Name of                                     Beneficially    Percent
Beneficial Owner                            Owned(1)        of Class
----------------                            --------        --------
Larry M. Carr                               550,869(2)       4.5%

Julia B. North                               78,750(3)         *

Harlan D. Platt, Ph.D                        29,237(4)         *

Edward S. Redstone                          913,610(5)       7.4%

Richard W. Egan                               6,574(6)         *

E. Anthony Godfrey                              -0-(7)         *

All Directors and Executive Officers      1,596,336         12.8%
as a Group (7 persons)

----------

*        Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 12,300,144 shares outstanding, except for certain parties who hold options to purchase shares which are exercisable within the next sixty days. The percentages for those parties who hold presently exercisable options are based upon the sum of 12,300,144 shares plus the number of options held by them which are exercisable within the next sixty days, as indicated in the following notes.

(2) Includes 23,750 shares of Common Stock subject to stock options which are exercisable within the next sixty days and 62,500 shares of Common Stock subject to presently exercisable Common Stock Purchase Warrants.

(3) Includes 75,000 shares of Common Stock subject to stock options which are exercisable within the next sixty days.

(4) Includes 25,000 shares of Common Stock subject to stock options which are exercisable within the next sixty days, and 1,575 shares of Common Stock jointly owned by Dr. Platt's spouse.

(5) Includes 16,250 shares of Common Stock subject to stock options which are exercisable within the next sixty days, and 625 shares owned by Mr. Redstone's spouse. Mr. Redstone's address is 222 Merrimack Street, Suite 210, Lowell, Massachusetts 01852.

(6) Includes 4,074 shares of Common Stock subject to stock options which are exercisable within the next sixty days.

(7) Mr. Godfrey resigned from his positions as Chief Financial Officer & Secretary on January 5, 1999. All options held by Mr. Godfrey expired on or before April 5, 1999 without being exercised.


                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of four directors. The Company's By-Laws provide that the Board of Directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at four by the Board. The Board of Directors recommends the election of the four nominees listed below.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the four nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         Larry M. Carr. Mr. Carr, age 55, has been a director of the Company since June 1994. Mr. Carr founded Nursefinders, Inc., a temporary services company in the healthcare industry, in 1974. Although Mr. Carr's interest in this company was acquired by Adia Services, Inc., Mr. Carr still owns and operates numerous Nursefinders franchises and assists in the administration and management of several other franchises through an entity known as Management Services, Inc. Mr. Carr is Chairman of the Board of Northwest National Bank, located in Arlington, Texas, and is a director of several privately held companies, including OHA Financial, Inc., Trinity Airweights, LLC and Computerized Healthcare, Inc.

         Julia B. North. Ms. North, age 51, has served as President and Chief Executive Officer and as a director of the Company since October 1997. Ms. North served in various capacities with BellSouth Corporation from 1972 to October 1997, including most recently as President of its Consumer Services Division. Ms. North is a director of Winn-Dixie Stores, Inc., a food retailer, ChoicePoint, Inc., a provider of risk management services, and Wisconsin Energy Corp., a holding company with subsidiaries in utility and non-utility businesses.

         Harlan D. Platt, Ph.D. Dr. Platt, age 48, has been a Professor of Finance in the College of Business Administration at Northeastern University in Boston since 1981. His research interests are in the areas of corporate renewal and turnaround management. Dr. Platt is the author of three books, with the most recent Principles of Corporate Renewal published in April 1998 by the University of Michigan Press. Dr. Platt serves on the Board of Directors of Prospect Street High Income Portfolio, Inc., and is the president of 911RISK Inc., which develops predictive models of corporate distress. He is also the faculty dean of the Turnaround Management Association.

         Edward S. Redstone. Mr. Redstone, age 70, has been a director of the Company since July 1996. Mr. Redstone has been a private investor since 1994. From 1984 to 1994, he served as Chairman of the Board of Martha's Vineyard National Bank.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that Richard W. Egan and Richard C. Mays each failed to timely file their respective Initial Statement of Beneficial Ownership (Form 3).

         Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Chief Financial Officer of the Company as to whether any transactions in the Company's securities occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

         The Board of Directors held 14 meetings during the year ended December 31, 1998. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. The Company's Board of Directors has four standing committees -- the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

         The Executive Committee presently consists of Larry M. Carr and Edward
S. Redstone. The Executive Committee exercises the authority of the Board of Directors in accordance with the By-Laws of the Company between meetings of the Board. The Executive Committee did not meet during the year ended December 31, 1998.

         The Audit Committee presently consists of Harlan D. Platt, Ph.D. (Chairman), Larry M. Carr and Edward S. Redstone. The Audit Committee has been assigned the principal functions of: (i) recommending the independent auditors;
(ii) reviewing and approving the annual report of the independent auditors;
(iii) approving the annual financial statements; and (iv) reviewing and approving summary reports of the auditors' findings and recommendations. The Audit Committee held one meeting during the year ended December 31, 1998.

         The Compensation Committee presently consists of Larry M. Carr (Chairman), Edward S. Redstone and Julia B. North. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and establishing the targets that determine awards payable under the Company's incentive compensation plan. The Compensation Committee held one meeting during the year ended December 31, 1998.

         The Stock Option Committee presently consists of Edward S. Redstone (Chairman) and Larry M. Carr. The Stock Option Committee has been assigned the functions of administering the Company's Stock Option Plans and Employee Stock Purchase Plan and granting options thereunder. The Stock Option Committee held three meetings during the year ended December 31, 1998.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

         NAME                                    AGE                POSITION HELD
         ----                                    ---                -------------
         Julia B. North                          51                 President and Chief Executive Officer
         Richard W. Egan                         33                 Executive Vice President - Global Sales
         Richard C. Mays                         42                 Vice President and Chief Technical Officer
         Emmett H. Reed                          48                 Vice President - Operations and Service

         Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Julia B.
North.

         Richard W. Egan. Mr. Egan joined the Company in June 1995 and, since February 1, 1998, has served as Executive Vice President - Global Sales. From July 1996 until February 1998 he served as National Account Manager, and from June 1995 until July 1996 as Regional Sales Director. He was previously employed as Eastern Region Sales Manager for DBA Software and as Account Manager for Training America/Goal Systems.

         Richard C. Mays. Mr. Mays joined the Company in April 1993 and, since February 1, 1998, has served as Vice President and Chief Technical Officer. From April 1993 until September 1994, he served as Lead Software Engineer, and from September 1994 until April 1996 as Software Development Manager.

         Emmett H. Reed. Mr. Reed joined the Company in September 1989 and, since August 1998, has served as Vice President - Operations and Service. He served as Director of Service from April 1997 until August 1998. Previously, Mr. Reed had worked in a variety of capacities for the Company, including Senior Network Engineer, Sales Engineer, Installation Manager, Customer Service Manager and Test Technician.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998 (the "Named Executive Officers").

                                                        SUMMARY COMPENSATION TABLE                        LONG TERM
                                                           ANNUAL COMPENSATION                          COMPENSATION
                                                 ---------------------------------------------------    ------------
                                                                                           OTHER          NUMBER OF
     NAME AND                                                                              ANNUAL          OPTIONS
PRINCIPAL POSITION                   YEAR             SALARY                BONUS       COMPENSATION       AWARDED
------------------                   ----             ------                -----       ------------       -------
Julia B. North ............          1998             $161,539             $   --          $1,538           12,500
  President and Chief                1997(1)            32,000                 --              --          112,500
  Executive Officer

Richard W. Egan ...........          1998(2)          $132,553(3)              --          $  769           25,000
  Executive Vice President
  -- Global Sales

E. Anthony Godfrey ........          1998(4)          $101,538             $5,850          $1,106           12,500
  Chief Financial Officer &          1997               62,731              4,433             963               --
  Secretary

----------

(1)      Ms. North joined the Company in October 1997.

(2) Mr. Egan was named Executive Vice President - Global Sales on January 31, 1998.

(3)      Includes sales commissions of $53,995.

(4) Mr. Godfrey served as Chief Financial Officer and Secretary of the Company from November 1997 until January 5, 1999, when he resigned those positions.

DIRECTORS' FEES

         The Company's present policy is not to pay any cash compensation to directors who are also employees of the Company for their services as directors. Each non-employee director of the Company receives an automatic grant of options to purchase 3,750 shares of Common Stock on each January 5. Each non-employee director of the Company also receives $500 for each Board meeting attended, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties.

         In addition, all new non-employee directors of the Company receive a one-time grant of an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Such options expire, unless previously exercised or terminated, ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is currently comprised of Larry M. Carr, Edward S. Redstone and Julia B. North. With the exception of Ms. North, who serves as President & Chief Executive Officer of the Company, none of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1998. Except as set forth below, there were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1998.

         On February 18, 1998, Edward S. Redstone, a director of the Company, loaned $500,000 to the Company in order to provide the Company with short-term liquidity. This loan was repaid in full on February 27, 1998, including accrued interest of $1,045.

         In connection with private placement transactions by the Company in 1998, Messrs. Carr and Redstone purchased 18-month term notes on October 1, 1998 in the amount of $400,000 and $200,000, respectively. Interest accrues on the outstanding principal indebtedness at a rate per annum equal to three percent in excess of the prime rate. In addition, Messrs. Carr and Redstone were granted 50,000 and 25,000 warrants, respectively, to purchase shares of Common Stock of the Company. The warrants will have a term of five years, expiring on October 1, 2003, and will become exercisable on April 1, 2000 at an exercise price of $1.68 per share. The term notes were purchased and warrants received by these directors on the same terms as were offered to other investors.

STOCK OPTION PLAN

         The Company, by action of its Board of Directors, adopted the 1991 Stock Option Plan (the "1991 Plan") for officers, directors and employees of the Company or of a wholly-owned subsidiary of the Company. The 1991 Plan was approved by the shareholders of the Company on October 10, 1991. In July 1992, the 1991 Plan was amended to, among other things, provide for the automatic grant of options to the Company's non-employee directors, to increase the number of shares of Common Stock available for grant thereunder and to expand the class of persons eligible to receive options under the 1991 Plan to include employees of majority-owned subsidiaries of the Company. In November 1993, the 1991 Plan was further amended to expand the class of persons eligible to receive options under the 1991 Plan and to increase the number of shares of Common Stock available for grant thereunder. The 1991 Plan, as amended by the shareholders of the Company on May 19, 1998, provides for the grant of options to purchase up to an aggregate of 915,514 shares of the Company's Common Stock. Under the terms of the 1991 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of Common Stock to officers, directors and employees of the Company or of a subsidiary of the Company.

         The following table provides certain information concerning individual grants of stock options under the Company's 1991 Stock Option Plan made during the year ended December 31, 1998 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                          --------------------------------------------       POTENTIAL REALIZABLE
                                      % OF TOTAL                                VALUE AT ASSUMED
                                       OPTIONS    EXERCISE                  ANNUAL RATES OF STOCK
                                      GRANTED TO  OR BASE                   PRICE APPRECIATION FOR
                          OPTIONS     EMPLOYEES    PRICE                        OPTION TERM(1)
                          GRANTED     IN FISCAL   ($ PER    EXPIRATION      ----------------------
      NAME                  (#)         YEAR       SHARE)     DATE              5%            10%
      ----                  ---         ----       ------     ----           -----          -----
Julia B. North ...        12,500(2)      7.9      $1.000    12/21/08        $ 7,861        $19,922

Richard W. Egan ..        12,500(3)      7.9       2.876     6/16/08         22,609         57,295
                          12,500(4)      7.9       1.000    12/21/08          7,861         19,922

E. Anthony Godfrey        12,500(5)      7.9       2.876     6/16/08         22,609         57,295

----------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2)      Option is fully vested.

(3) Options vest as follows: 4,167, 4,167 and 4,166 shares on each of June 16, 1999, 2000 and 2001, respectively.

(4) Options vest as follows: 4,167, 4,167 and 4,166 shares on each of December 21, 1999, 2000 and 2001, respectively.

(5) Options vest as follows: 4,167, 4167 and 4,166 shares on each of June 16, 1999, 2000 and 2001, respectively. Mr. Godfrey resigned his positions as Chief Financial Officer and Secretary on January 5, 1999. Accordingly, options granted to him in 1998 expired without being exercised.

       The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers under the Company's Stock Option Plans as of December 31, 1998. No options were exercised by any of the Named Executive Officers during 1998.

                                    NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED IN-THE-
                                    OPTIONS AT FISCAL YEAR                  MONEY OPTIONS AT FISCAL
                                             END                                 YEAR END (A)
                                             ---                                 ------------
      NAME                    EXERCISABLE         UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
      ----                    -----------         -------------        -----------         -------------
Julia B. North ...               75,000               50,000               $ --               $ --

Richard W. Egan ..                4,074               27,168                 --                 --

E. Anthony Godfrey               22,916               12,500                 --                 --

----------

(a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year-end ($1.00 per share) and the exercise price of the options.

                              CERTAIN TRANSACTIONS

     Reference is made to "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for information regarding certain transactions between the Company and each of Larry M. Carr and Edward S. Redstone, directors of the Company, during fiscal 1998.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Electronics Components Stock Index for the period commencing on December 31, 1993 and ending December 31, 1998 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1993. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              VSI ENTERPRISES, INC., NASDAQ STOCK MARKET INDEX AND
                    NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

                                                                             NASDAQ
                                                        NASDAQ                ELECT.
MEASUREMENT PERIOD                                   STOCK MARKET          COMPONENTS
(FISCAL YEAR COVERED)    VSI ENTERPRISES, INC.          INDEX                  S.I.
---------------------    ---------------------          -----                  ----
      12/31/93                    100                    100                    100
      12/30/94                     61                     98                    110
      12/29/95                     45                    138                    183
      12/31/96                    137                    170                    316
      12/31/97                     76                    209                    332
      12/31/98                      9                    294                    513

       ASSUMES $100 INVESTED ON DECEMBER 31, 1993 IN VSI ENTERPRISES, INC.
                   COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                    NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     During the year ended December 31, 1998, the Compensation Committee of the Board of Directors was comprised of two non-employee members and one employee member of the Board. The Compensation Committee is responsible for: (i) setting the Company's compensation philosophy and policies; (ii) setting the terms and the administration of compensation plans for officers of the Company; (iii) review and approval of pay recommendations for the executive officers of the Company; and (iv) initiation of all compensation actions for the Chief Executive Officer of the Company.

     The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its stockholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for growth and enhanced profitability. Compensation for each of the Company's executive officers consists of a base salary, discretionary performance bonus and stock options. The Company does not currently provide executive officers with other long-term incentive compensation other than the ability to contribute their earnings to the Company's 401(k) Plan.

     The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock options. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Compensation Committee reviews salary recommendations for the Company's executives (other than the Chief Executive Officer) and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his or her past performance and its expectation as to his future performance in leading the Company. Generally, such salaries have been below levels paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

     The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

     Stock options represent a substantial portion of compensation for the Company's executive officers, including the Chief Executive Officer. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the Company's stock price increases. Generally, option grants vest in equal amounts over a period of three years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is linked directly to stock price.

     In the year ended December 31, 1998, the Company granted: its Chief Executive Officer Julia B. North options to purchase 12,500 shares of the Company's Common Stock; its Chief Financial Officer E. Anthony Godfrey options to purchase 12,500 shares of the Company's Common Stock; its Executive Vice President-Global Sales Richard W. Egan options to purchase 25,000 shares of the Company's Common Stock; its Vice President-Operations Emmett H. Reed options to purchase 18,750 shares of the Company's Common Stock; and its Chief Technical Officer Richard C. Mays options to purchase 12,500 shares of the Company's Common Stock.

     The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                    Larry M. Carr, Chairman
                                    Edward S. Redstone
                                    Julia B. North

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                                 AGENDA ITEM TWO
                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
            TO INCREASE AUTHORIZED COMMON STOCK TO 23,000,000 SHARES

GENERAL

         On April 21, 1999, the Company entered into an agreement with Thomson Kernaghan & Co., Ltd. ("Thomson Kernaghan") to restructure, subject to certain conditions, a $900,000 term note held by Thomson Kernaghan. This note matures on May 16, 1999 and is secured by the Company's patents. As of April 1, 1999, approximately $1,007,000 was outstanding under the note, including accrued interest and penalties. As described below, the restructuring of the note would involve (i) the issuance of shares of common stock of the Company to Thomson Kernaghan, (ii) the issuance of common stock purchase warrants to Thomson Kernaghan, (iii) the similar restructuring of not less than $1.0 million of other indebtedness of the Company through the issuance of shares of common stock and warrants, and (iv) the receipt by the Company of not less than $1.0 million in new equity capital, which would require the issuance of shares of common stock and warrants. The completion of these transactions will require the Company to issue up to 5,000,000 shares of common stock and to reserve an additional 3,000,000 shares of common stock for subsequent issuance upon the exercise of warrants issued in connection therewith. The actual number of shares and warrants issued could be less, depending on the price of the Company's common stock at the time of the closing of the transactions.

         The Company currently has approximately 1,600,000 shares of common stock available for issuance. As a consequence, in order to complete these transactions, the Certificate of Incorporation of the Company must be amended to increase the number of shares of common stock available for issuance. Accordingly, the following resolution will be introduced at the Annual Meeting:

         RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

                  "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Twenty-Three Million Eight Hundred Thousand (23,800,000). Twenty-Three Million (23,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.001. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

         The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Certificate of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies.

BACKGROUND

         On February 23, 1998, the Company issued $3.0 million of 5% convertible debentures due February 2000 to Thomson Kernaghan. The proceeds of the debentures were utilized by the Company for working capital purposes and to allow the Company to deliver two large customer orders. The debentures were convertible into shares of common stock of the Company at the option of the holder at the lesser of (i) $8.00 per share or,
(ii) 85% of the average closing bid price of the Company's common stock.

         Shortly after the debentures were issued, the Company's stock price began to decline. Management of the Company believed that this decline was due to, among other things, a decrease in demand for the stock resulting from uncertainty in the investment community as to the potential dilution upon conversion of the debentures. In an attempt to eliminate the overhang presented by the debentures, the Company redeemed $1,040,000 of the debentures in October 1998. This redemption was funded from the proceeds of a private placement of $1.3 million of term notes to accredited investors. These notes mature on March 31, 2000 and accrue interest at an annual rate of prime plus 3%. In November 1998, the Company redeemed an additional $400,000 of the debentures and converted the remaining debentures to a $900,000 term note.

         The $900,000 term note issued to Thomson Kernaghan matures on May 16, 1999 and accrues interest at an annual rate of 14%. The note is secured by the Company's seven patents. The Company has not paid a $300,000 installment of principal under the note, which installment was due February 16, 1999. The failure to make this repayment subjected the Company to a $30,000 per month penalty until the full balance is repaid. If the Company does not repay the note by May 16, 1999, the Company will be obligated to pay Thomson Kernaghan an additional $30,000 on the 16th of each month until the debt is paid. Additionally, Thomson Kernaghan may take possession of the Company's patents, which have been pledged as collateral for this debt.

TERMS OF THE DEBT RESTRUCTURING

         The restructuring of the note issued to Thomson Kernaghan involves a cash payment by the Company of $150,000 and the issuance of up to 1,500,000 shares of common stock of the Company to Thomson Kernaghan to repay the balance of the note. Shares to be issued to Thomson Kernaghan will be valued at the greater of (i) the average closing price of the common stock of the Company for the ten trading days immediately preceding closing, or (ii) $0.67 per share. Thomson Kernaghan will also receive warrants to purchase up to 300,000 shares of common stock, as follows: (a) a warrant to purchase one share of common stock, exercisable for a term of five years at a price of $1.00 per share, for each $4.00 of principal and interest retired (less the $150,000 cash payment), and
(b) a warrant to purchase one share of common stock, exercisable for a term of five years at a price of $1.50 per share, for each $12.00 of principal and interest retired (less the $150,000 cash payment).

         The agreement with Thomson Kernaghan requires the Company to file with the Securities and Exchange Commission, on or before the closing date, a registration statement covering the shares of common stock to be issued to Thomson Kernaghan in exchange for the repayment of the note, as well as shares issuable upon exercise of the warrants granted to Thomson Kernaghan. The Company has agreed to cause such registration statement to become effective as soon as possible after the closing date, but in no event later than 90 days following the closing date. Notwithstanding such registration, Thomson Kernaghan has agreed not to sell any shares for a period of one year after the closing date and, thereafter, Thomson Kernaghan will not, during any period of 30 consecutive days, sell more than 10% of the shares issued to it; provided that, commencing 30 days following the closing, during any period of 30 consecutive days, sales of no more than 10% of the shares issued to it may be made by Thomson Kernaghan if (i) closing price for the common stock equals or exceeds $1.25 per share for each of the five trading days immediately preceding the sale and (ii) any such sale by Thomson Kernaghan is at a price which equals or exceeds $1.25 per share.

         Completion of the transactions contemplated by the agreement with Thomson Kernaghan is subject, among other things, to

- approval by the shareholders of the Company of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock to an amount sufficient to complete the transactions contemplated by the agreement,

- the agreement of the holders of not less than $1.0 million of term notes to similarly restructure their debt to the Company,

-        the receipt of not less than $1.0 million in new equity capital, and

-        closing on or before July 15, 1999.

REASONS FOR AND EFFECT OF THE DEBT RESTRUCTURING

         The failure of the Company to restructure its indebtedness to Thomson Kernaghan would result in the Company being unable to repay this debt when it comes due on May 16, 1999. The failure of the Company to timely repay this indebtedness may result in Thomson Kernaghan taking possession of or selling the Company's patents, which have been pledged by the Company as collateral for this debt. If Thomson Kernaghan takes possession of or sells the patents, the Company no longer has any rights in the technology described therein. To continue to be able to sell and service its videoconferencing products, which embody the technology covered by the patents, the Company will be required to license this technology from Thomson Kernaghan or any subsequent owner. There can be no assurance that any such license will be granted on commercially reasonable terms or at all. Accordingly, if the Company is unable to restructure its debt with Thomson Kernaghan, and is unable to license the technology covered by the patents on commercially reasonable terms, it will be unable to sell and service its videoconferencing products, in which event, the Company may seek protection under federal bankruptcy laws.

         In order to avoid a default under the note issued to Thomson Kernaghan, the Board of Directors has determined the agreement to restructure the note to be in the best interests of the Company and its shareholders.

         If consummated, the transactions contemplated by the agreement with Thomson Kernaghan will result in a reduction of not less than $2.0 million in the Company's current indebtedness, resulting in a stronger balance sheet and reducing interest expense.

         These transactions, however, will result in the immediate issuance of up to 5,000,000 shares of common stock of the Company, which represent approximately 41% of the Company's currently outstanding shares. Giving effect to the exercise of the warrants to be issued in connection with the debt restructuring, up to an additional 3,000,000 shares of common stock would be issued, which would collectively represent approximately 65% of the Company's currently outstanding shares. The issuance of these additional shares would substantially dilute the ownership interest of the Company's existing shareholders.

         The Company has agreed to register these shares for resale and, subject to certain restrictions described above, a portion of such shares can be sold beginning 30 days after the effectiveness of such registration. Sales and potential sales of substantial amounts of common stock of the Company in the public market could adversely affect the prevailing market prices for the common stock and impair the

Company's ability to raise additional capital through the sale of equity securities.

         Even if the proposed amendment to the Certificate of Incorporation is approved by the Company's shareholders, all of the other conditions contained in the debt restructuring agreement with Thomson Kernaghan will need to be satisfied. One of such conditions is the restructuring of not less than $1.0 million of other indebtedness. The Company is currently in discussions with the holders of its term notes due March 31, 2000 regarding the restructuring of this debt. To date, the holders of approximately $800,000 of these term notes have indicated to the Company that they intend to agree to the debt restructuring. There can be no assurance that the transactions contemplated by the agreement with Thomson Kernaghan will be consummated.

         If the proposed amendment to the Certificate of Incorporation is approved by the Company's shareholders, the Company intends to immediately file a Certificate of Amendment with the Delaware Secretary of State to effect the increase in authorized shares. Accordingly, if the proposed debt restructuring is not completed, these additional shares will be available for other corporate purposes.

VOTE REQUIRED

         The approval of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is required for the adoption of the proposed amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                               AGENDA ITEM THREE
                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
            TO INCREASE AUTHORIZED COMMON STOCK TO 40,000,000 SHARES


         In addition to the 8,000,000 additional shares of authorized common stock required to complete the transactions described under "Agenda Item Two" herein, the Board of Directors deems it advisable to have additional shares of common stock available for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, acquisitions, financings and other corporate transactions. If the transactions described under "Agenda Item Two" herein are completed, approval of the proposal set forth in this agenda item would result in approximately 17,000,000 additional shares of common stock being available for future issuance by the Company.

         Approval of this agenda item would result in sufficient shares being authorized so as to permit the Company to complete the transactions described under "Agenda Item Two" herein. Accordingly, your attention is directed to the discussion under "Agenda Item Two."

         At a meeting of the Board of Directors of the Company on March 23, 1999, the directors approved an amendment to Section 5.01 of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 40,000,000 shares. In connection therewith, the following resolution will be introduced at the Annual Meeting:

         RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

                  "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Forty Million Eight Hundred Thousand (40,800,000). Forty Million (40,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.001. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

         The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Certificate of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. In addition to permitting the completion of the transactions described under "Agenda Item Two" herein, the proposed increase in the number of shares of authorized Common Stock will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

         The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

         Although the Company will require additional capital or other financing to fund its operations and continued growth, except as described under "Agenda Item Two" herein, the Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

         On April 15, 1999, 12,300,144 shares of Common Stock were issued and outstanding and an aggregate of 1,095,789 shares of Common Stock were reserved for issuance under outstanding stock options and warrants.

         It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of the Company, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the interest of parties attempting to obtain control of the Company. In connection with any issuance of shares of Common Stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of Common Stock of the Company or obtain control of the Company.

         The approval of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is required for the adoption of the proposed amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1998. The Company has not selected its independent accountants for the fiscal year ending December 31, 1999. Representatives of Grant Thornton LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

ENGAGEMENT OF GRANT THORNTON LLP

         On January 5, 1999, the Company dismissed its independent auditors, Arthur Andersen LLP, and on the same date authorized the engagement of the firm of Grant Thornton LLP as its independent auditors for the fiscal year ending December 31, 1998. Each of these actions was approved by the Board of Directors of the Company.

         Arthur Andersen LLP was engaged as the Company's independent auditor on October 16, 1997 and has only reported on the consolidated financial statements of the Company for the fiscal year ended December 31, 1997. The report of Arthur Andersen LLP on the consolidated financial statements of the Company for the fiscal year ended December 31, 1997 did not contain any adverse opinions or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audit of the fiscal year ended December 31, 1997 and for the unaudited interim period through January 5, 1999, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal year ended December 31, 1997 and the unaudited interim period through January 5, 1999, neither the Company nor any of its representatives sought the advice of Grant Thornton LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

         In connection with the audit of the fiscal year ended December 31,1997 and the unaudited interim period through January 5, 1999, Arthur Andersen LLP did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) there existed a need to expand significantly the scope of its audit, or that information had come to Arthur Andersen LLP's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Arthur Andersen LLP to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to Arthur Andersen LLP's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to Arthur Andersen LLP's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Arthur Andersen LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Arthur Andersen LLP's dismissal, the issue has not been resolved to Arthur Andersen LLP's satisfaction prior to its dismissal.

ENGAGEMENT OF ARTHUR ANDERSEN LLP

         On September 18, 1997, the Company dismissed its independent auditors, Grant Thornton LLP, and on the same date authorized the engagement of the firm of Arthur Andersen LLP as its independent auditors for the fiscal year ending December 31, 1997. Arthur Andersen LLP was formally engaged by the

Company on October 6, 1997. Each of these actions was approved by the Board of Directors of the Company.

         Except as described herein, the report of Grant Thornton LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton LLP previously reported on the consolidated financial statements of the Company as of and for the year ended December 31, 1995, prior to the restatement for the 1996 merger with Integrated Network Services, Inc. ("INS"), which was accounted for as a pooling of interests. Separate financial statements of INS included in the VSI Enterprises, Inc. and subsidiaries consolidated financial statements as of and for the year ended December 31, 1995 were audited and reported on separately by other auditors. Grant Thornton LLP audited the combination of the Company's consolidated financial statements as of and for the year ended December 31, 1995, after restatement for the 1996 merger with INS. Other than the reference to the separate financial statements of INS included in VSI Enterprises, Inc. and subsidiaries consolidated financial statements as of and for the year ended December 31, 1995, the report of Grant Thornton LLP on the consolidated financial statements of the Company as of and for the year ended December 31, 1995 did not contain any adverse opinion of disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

         In connection with the audit of the fiscal years ended December 31, 1996 and 1995 and for the unaudited interim period through September 18, 1997, there were no disagreements with Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal years ended December 31, 1996 and 1995 and the unaudited interim period through September 18, 1997, neither the Company nor any of its representatives sought the advice of Arthur Andersen LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

         In connection with the audit of the fiscal years ended December 31, 1996 and 1995 and the unaudited interim period through September 18, 1997, Grant Thornton LLP did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) that there existed a need to expand significantly the scope of its audit, or that information had come to Grant Thornton LLP's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Grant Thornton LLP to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to Grant Thornton LLP's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to Grant Thornton LLP's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Grant Thornton LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Grant

Thornton LLP's dismissal, the issue has not been resolved to Grant Thornton LLP's satisfaction prior to its dismissal.

                           ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Investor Relations Department, 5801 Goshen Springs Road, Norcross, Georgia 30071. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                           INCORPORATION BY REFERENCE

         The following portions of the Company's Annual Report to Shareholders for the year ended December 31, 1998, which accompanies this Proxy Statement, are incorporated by reference herein: (i) consolidated financial statements of the Company as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 2000 annual meeting must be received at the Company's principal executive offices by December 15, 1999 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

         With respect to any such proposals received by the Company after March 1, 2000, the persons named in the form of proxy solicited by management in connection with the 2000 annual meeting of shareholders of the Company will have discretionary authority to vote on any such shareholder proposals in accordance with their judgment of that is in the best interests of the Company.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                    By Order of the Board of Directors,

                                    /s/ Larry M. Carr

                                    Larry M. Carr, Chairman of the Board


Norcross, Georgia
May 10, 1999

                                   APPENDIX A

                              VSI ENTERPRISES, INC.
                            5801 Goshen Springs Road
                             Norcross, Georgia 30071

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Julia B. North and J. Kendall Keatley or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of VSI ENTERPRISES, INC. to be held Friday, June 11, 1999, at 10:00 a.m., at the Company's offices, 5801 Goshen Springs Road, Norcross, Georgia 30071, and any adjournments or postponements thereof.

1. To elect four (4) directors for a term of one year and until their successors are elected and have qualified
         [ ] FOR all nominees listed         [ ] WITHHOLD AUTHORITY to vote for
             below (except as marked             all nominees listed below
             to the contrary below)

         LARRY M. CARR, JULIA B. NORTH, HARLAN D. PLATT, PH.D., and EDWARD S. REDSTONE

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares, which will allow the Company to complete the debt restructuring transactions described in the accompanying Proxy Statement;
         [  ] FOR                  [  ] AGAINST             [  ] ABSTAIN

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 40,000,000 shares, which will allow the Company to complete the debt restructuring transactions described in the accompanying Proxy Statement and would result in approximately 17,000,000 additional shares of common stock being available for future issuance by the Company; and
         [  ] FOR                  [  ] AGAINST             [  ] ABSTAIN

4. To vote in accordance with their best judgment with respect to any other mattes that may properly come before the meeting or any adjournments or postponements thereof.


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.
--------------------------------------------------------------------------------

                                    Please date and sign this Proxy exactly as
                                    name(s) appears on the mailing label.
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Print Name(s):


                                    NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                                    Date: --------------------------------------

                                    --------------------------------------------



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